Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS THIRD QUARTER OPERATING RESULTS

Dallas, TX — October 27, 2020 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended September 30, 2020.
“Despite the economic headwinds resulting from the pandemic, we delivered a strong quarter. Loans on active deferral have declined 87% since late July. We remain optimistic about the current recovery and the long-term strength of the DFW and Houston economies,” said C. Malcolm Holland, III, the Company’s Chairman and Chief Executive Officer. “Our quarterly results reflect strong pre-tax, pre-provision operating net revenue, slower building of our allowance for credit losses, higher capital levels and positive loan and deposit growth. I couldn’t be more proud and encouraged by what the team has accomplished during 2020 which is proving to be a challenging operating period.”

Third Quarter Highlights

•Net income of $22.9 million, or $0.46 diluted earnings per share (“EPS”), compared to $24.0 million, or $0.48 diluted EPS, for the quarter ended June 30, 2020 and $27.4 million, or $0.51 diluted EPS, for the quarter ended September 30, 2019;
•Pre-tax, pre-provision operating earnings1 totaled $39.3 million, compared to $45.7 million for the quarter ended June 30, 2020 and $45.7 million for the quarter ended September 30, 2019;
•Provision for credit losses and unfunded commitments was $10.1 million, compared to $19.0 million for the quarter ended June 30, 2020;
•Allowance for credit losses (“ACL”) to total loans held for investments (“LHI”), excluding mortgage warehouse and Paycheck Protection Program (“PPP”) loans, was 2.10% for the quarter ended September 30, 2020 compared to 2.01% for the quarter ended June 30, 2020.
•Total loans, excluding PPP loans, grew $165.3 million from the second quarter of 2020, or 10.7% annualized.
•Total deposits grew $97.0 million from the second quarter of 2020, or 6.3% annualized, with the average cost of total deposits decreasing to 0.46% for the three months ended September 30, 2020 from 0.59% for the three months ended June 30, 2020;
•Growth of $20.9 million in total common equity tier 1 capital for the three months ended September 30, 2020;
•Declared quarterly cash dividend of $0.17 payable on November 19, 2020;
•On October 5, 2020, issued $125 million in subordinated debt initially bearing a fixed interest rate of 4.125%; and
•On October 27, 2020, extended the expiration date of the Stock Buyback Program from December 31, 2020 to March 31, 2021.

Financial Highlights	QTD		YTD
	Q3 2020	Q2 2020	Q3 2020	Q3 2019
	(Dollars in thousands) (unaudited)
GAAP
Net income	$22,920	$24,028	$51,082	$61,688
Diluted EPS	0.46	0.48	1.02	1.13
Return on average assets[2]	1.06%	1.11%	0.81%	1.04%
Efficiency ratio	48.12	46.02	47.19	59.42
Book value per common share	$23.87	$23.45	$23.87	$23.02
Non-GAAP[1]
Operating earnings	$22,928	$21,188	$48,250	$93,542
Diluted operating EPS	0.46	0.43	0.96	1.71
Pre-tax, pre-provision operating earnings	39,265	45,668	124,040	136,118
Pre-tax, pre-provision operating return on average assets	1.82%	2.11%	1.96%	2.30%
Tangible book value per common share	$15.19	$14.71	$15.19	$14.61
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“”GAAP”) financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Results of Operations for the Three Months Ended September 30, 2020
Net Interest Income
For the three months ended September 30, 2020, net interest income before provision for credit losses was $65.9 million and net interest margin was 3.32% compared to $65.8 million and 3.31%, respectively, for the three months ended June 30, 2020. Net interest margin increased 1 basis point from the three months ended June 30, 2020 primarily due to decreases in the average rates paid on interest-bearing demand and savings deposits and certificate and other time deposits which is slightly offset by decreases in the average yields earned on loans the three months ended September 30, 2020. As a result, the average cost of interest-bearing deposits decreased 17 basis points to 0.67% for the three months ended September 30, 2020 from 0.84% for the three months ended June 30, 2020.
Net interest income before provision for credit losses decreased by $5.0 million from $70.9 million to $65.9 million and net interest margin decreased by 58 basis points from 3.90% to 3.32% for the three months ended September 30, 2020 as compared to the same period in 2019. The decrease in net interest income before provision for credit losses was primarily due to a $17.1 million decrease in interest income on loans, partially offset by $8.3 million and $5.3 million decrease in interest expenses on transaction and savings deposits and certificates and other time deposits, respectively, during the three months ended September 30, 2020 compared to the three months ended September 30, 2019. Net interest margin decreased 58 basis points from the three months ended September 30, 2019 primarily due to a decrease in yields earned on loan balances, partially offset by decreases in the average rate paid on interest-bearing demand and savings deposits and certificates and other time deposits for the three months ended September 30, 2020. As a result, the average cost of interest-bearing deposits decreased 112 basis points to 0.67% for the three months ended September 30, 2020 from 1.79% for the three months ended September 30, 2019.

Noninterest Income
Noninterest income for the three months ended September 30, 2020 was $9.8 million, a decrease of $11.5 million, or 54.0%, compared to the three months ended June 30, 2020. The decrease was primarily due to a $8.7 million decrease in government guaranteed loan income, net. In the second and third quarter of 2020, the Company earned fee income of 5% on PPP loans under $350 thousand, 3% on PPP loans between $350 thousand and $2 million and 1% on PPP loans greater than $2 million totaling fee income of $295 thousand in the third quarter of 2020 compared to $12.5 million in the second quarter of 2020. The recognized fee income on PPP loans was partially offset by a valuation allowance on the PPP loans of $2.0 million as the Company elected to carry these loans at fair value.
Compared to the three months ended September 30, 2019, noninterest income for the three months ended September 30, 2020 increased by $1.4 million, or 16.2%. The increase was primarily due to a $1.3 million increase in government guaranteed loan income, net, as a result of the fee income earned on PPP loans.

Noninterest Expense
Noninterest expense was $36.4 million for the three months ended September 30, 2020, compared to $40.1 million for the three months ended June 30, 2020, a decrease of $3.7 million, or 9.1%. The decrease was primarily driven by a $1.6 million decrease in pre-payment fees on Federal Home Loan Bank (“FHLB”) advances paid in the second quarter of 2020 with no corresponding pre-payment fees during the three months ended September 30, 2020. The decrease was also driven by a $1.2 million decrease in COVID related expenses primarily related to Community Reinvestment Act donations, lender incentives, employee overtime and cleaning services that were paid in the second quarter of 2020 with nominal COVID expenses for the three months ended September 30, 2020.
Compared to the three months ended September 30, 2019, noninterest expense for the three months ended September 30, 2020 increased by $1.8 million, or 5.1%. The increase was primarily driven by a $3.0 million increase in salaries and employee benefits offset by a $1.0 million decrease in merger and acquisition expenses.

Financial Condition
Total loans were $6.8 billion at September 30, 2020, an increase of $157.7 million, or 9.6% annualized, compared to June 30, 2020. The increase was the result of the continued execution and success of our loan growth strategy.
Total deposits were $6.2 billion at September 30, 2020, an increase of $97.0 million, or 6.3% annualized, compared to June 30, 2020. The increase was primarily the result of increases of $107.8 million and $13.0 million in interest-bearing transaction and savings deposits and noninterest-bearing demand deposits, respectively, partially offset by a decrease of $23.8 million in certificates and other time deposits.

Asset Quality
Nonperforming assets totaled $96.4 million, or 1.11% of total assets at September 30, 2020, compared to $39.4 million, or 0.50% of total assets, at December 31, 2019. The Company had a net charge-off of $2.5 million for the quarter, which is primarily the result of one relationship charge-off that was fully reserved against in the second quarter of 2020.
The Company recorded a provision for credit losses for the three months ended September 30, 2020 of $8.7 million, compared to $16.2 million and $9.7 million for the three months ended June 30, 2020 and September 30, 2019, respectively. The decrease in the recorded provision for credit losses for the three months ended September 30, 2020, compared to the three months ended June 30, 2020, was primarily attributable to improvement in the Texas economic forecasts used in the Current Expected Credit Losses (“CECL”) model in the third quarter of 2020 to reflect the expected impact of the COVID-19 pandemic as of September 30, 2020, as compared to our Texas economic forecasts and expected impact of the COVID-19 pandemic as of June 30, 2020. Changes to the Texas economic forecasts were offset by a $13.2 million increase in specific reserves on certain lending relationships that moved onto nonaccrual status during the three months ended September 30, 2020. In the third quarter of 2020, we also recorded a $1.4 million provision for unfunded commitments which was attributable to higher unfunded balances compared to a $2.8 million provision for unfunded commitments recorded for the three months ended June 30, 2020. Allowance for credit losses as a percentage of LHI, excluding mortgage warehouse and PPP loans, was 2.10%, 2.01% and 0.46% of total loans at September 30, 2020, June 30, 2020 and September 30, 2019, respectively.

Dividend Information

On October 27, 2020, Veritex’s Board of Directors declared a quarterly cash dividend of $0.17 per share on its outstanding shares of common stock. The dividend will be paid on or after November 19, 2020 to stockholders of record as of the close of business on November 5, 2020.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call to review the results on Wednesday, October 28, 2020 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/yb2kmpoq and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to access the call immediately. Alternatively, participants may call toll-free at (877) 703-9880.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, https://ir.veritexbank.com/. An audio replay will be available one hour after the conclusion of the call at (855) 859-2056, Conference
#1172928. This replay, as well as the webcast, will be available until November 4, 2020.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media Contact:
LaVonda Renfro
972-349-6200
lrenfro@veritexbank.com

Investor Relations:
Susan Caudle
972-349-6132
scaudle@veritexbank.com
Forward-Looking Statements
This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of Veritex’s quarterly cash dividend, the impact of certain changes in Veritex’s accounting policies, standards and interpretations, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(Unaudited)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
	(Dollars and shares in thousands)
Per Share Data (Common Stock):
Basic EPS	$0.46	$0.48	$0.08	$0.56	$0.52	$1.02	$1.15
Diluted EPS	0.46	0.48	0.08	0.56	0.51	1.02	1.13
Book value per common share	23.87	23.45	23.19	23.32	23.02	23.87	23.02
Tangible book value per common share[1]	15.19	14.71	14.39	14.73	14.61	15.19	14.61

Common Stock Data:
Shares outstanding at period end	49,650	49,633	49,557	51,064	52,373	49,650	52,373
Weighted average basic shares outstanding for the period	49,647	49,597	50,725	51,472	52,915	49,989	53,721
Weighted average diluted shares outstanding for the period	49,775	49,727	51,056	52,263	53,873	50,176	54,633

Summary of Credit Ratios:
ACL to total LHI, excluding mortgage warehouse and PPP loans	2.10%	2.01%	1.73%	0.52%	0.46%	2.10%	0.46%
Nonperforming assets to total assets	1.11	0.62	0.60	0.50	0.21	1.11	0.21
Net charge-offs to average loans outstanding	0.04	0.03	—	—	0.14	0.04	0.19

Summary Performance Ratios:
Return on average assets[2]	1.06	1.11	0.20	1.43	1.36	0.81	1.04
Return on average equity[2]	7.74	8.36	1.41	9.63	8.98	5.91	6.88
Return on average tangible common equity[1,2]	13.27	14.49	3.27	16.22	15.15	10.56	11.93
Efficiency ratio	48.12	46.02	47.61	47.12	43.67	47.19	59.42

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.46	$0.43	$0.08	$0.58	$0.53	$0.96	$1.71
Pre-tax, pre-provision operating return on average assets[1,2]	1.82%	2.11%	1.94%	2.07%	2.26%	1.96%	2.30%
Operating return on average assets[1,2]	1.06	0.98	0.20	1.49	1.42	0.76	1.58
Operating return on average tangible common equity[1,2]	13.27	12.90	3.27	16.87	15.78	10.04	17.57
Operating efficiency ratio[1]	48.11	45.74	47.61	45.67	42.36	47.10	43.19

Veritex Holdings, Inc. Capital Ratios:
Tier 1 capital to average assets (leverage)	9.54	9.16	9.49	10.17	10.33	9.54	10.33
Common equity tier 1 capital	9.67	9.66	9.53	10.60	10.82	9.67	10.82
Tier 1 capital to risk-weighted assets	10.05	10.05	9.92	11.02	11.26	10.05	11.26
Total capital to risk-weighted assets	12.70	12.71	12.48	13.10	12.26	12.70	12.26
Tangible common equity to tangible assets[1]	9.12	8.96	8.81	10.01	10.17	9.12	10.17
1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Annualized ratio.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands)

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$128,767	$160,306	$430,842	$251,550	$252,592
Securities	1,091,440	1,112,061	1,117,804	997,330	1,023,393
Other securities	98,023	104,213	112,775	84,063	85,007

Loans held for sale	13,928	28,041	15,048	14,080	10,715
PPP loans, at fair value	405,465	398,949	—	—	—
Loans held for investment, mortgage warehouse	544,845	441,992	371,161	183,628	233,577
Loans held for investment	5,789,293	5,726,873	5,853,735	5,737,577	5,654,027
Total loans	6,753,531	6,595,855	6,239,944	5,935,285	5,898,319
Allowance for credit losses	(121,591)	(115,365)	(100,983)	(29,834)	(26,243)
Bank-owned life insurance	82,366	81,876	81,395	80,915	80,411
Bank premises, furniture and equipment, net	115,794	115,560	116,056	118,536	118,449
Other real estate owned	5,796	7,716	7,720	5,995	4,625
Intangible assets, net	64,716	66,705	69,444	72,263	75,363
Goodwill	370,840	370,840	370,840	370,840	370,463
Other assets	112,693	88,091	85,787	67,994	80,504
Total assets	$8,702,375	$8,587,858	$8,531,624	$7,954,937	$7,962,883
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$1,920,715	$1,907,697	$1,549,260	$1,556,500	$1,473,126
Interest-bearing transaction and savings deposits	2,821,945	2,714,149	2,536,865	2,654,972	2,528,293
Certificates and other time deposits	1,479,896	1,503,701	1,713,820	1,682,878	1,876,427
Total deposits	6,222,556	6,125,547	5,799,945	5,894,350	5,877,846
Accounts payable and other liabilities	66,096	64,625	56,339	37,427	45,475
Accrued interest payable	3,444	4,088	5,407	6,569	6,054
Advances from Federal Home Loan Bank	1,082,756	1,087,794	1,377,832	677,870	752,907
Subordinated debentures and subordinated notes	140,158	140,283	140,406	145,571	72,284
Securities sold under agreements to repurchase	2,028	1,772	2,426	2,353	2,787
Total liabilities	7,517,038	7,424,109	7,382,355	6,764,140	6,757,353
Commitments and contingencies
Stockholders’ equity:
Common stock	555	555	554	549	524
Additional paid-in capital	1,124,148	1,122,063	1,119,757	1,117,879	1,114,659
Retained earnings	157,639	143,277	127,812	147,911	125,344
Accumulated other comprehensive income	47,155	42,014	45,306	19,061	23,837
Treasury stock	(144,160)	(144,160)	(144,160)	(94,603)	(58,834)
Total stockholders’ equity	1,185,337	1,163,749	1,149,269	1,190,797	1,205,530
Total liabilities and stockholders’ equity	$8,702,375	$8,587,858	$8,531,624	$7,954,937	$7,962,883

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands, except per share data)

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
Interest income:
Loans, including fees	$68,685	$70,440	$77,861	$82,469	$85,811	$216,986	$258,344
Investment securities	7,852	7,825	7,397	7,168	7,687	23,074	22,316
Deposits in financial institutions and Fed Funds sold	65	186	871	1,285	1,329	1,122	4,255
Other investments	827	891	850	820	816	2,568	2,129
Total interest income	77,429	79,342	86,979	91,742	95,643	243,750	287,044
Interest expense:
Transaction and savings deposits	2,105	2,471	6,552	8,203	10,381	11,128	32,152
Certificates and other time deposits	5,004	6,515	8,240	9,455	10,283	19,759	29,220
Advances from FHLB	2,707	2,801	2,879	2,661	3,081	8,387	7,323
Subordinated debentures and subordinated notes	1,743	1,798	1,903	1,559	1,024	5,444	3,116
Total interest expense	11,559	13,585	19,574	21,878	24,769	44,718	71,811
Net interest income	65,870	65,757	67,405	69,864	70,874	199,032	215,233
Provision for credit losses	8,692	16,172	31,776	3,493	9,674	56,640	18,021
Provision for unfunded commitments	1,447	2,799	3,881	—	—	8,127	—
Net interest income after provisions	55,731	46,786	31,748	66,371	61,200	134,265	197,212
Noninterest income:
Service charges and fees on deposit accounts	3,130	2,960	3,642	3,728	3,667	9,732	10,606
Loan fees	1,260	1,240	845	1,921	1,536	3,345	4,026
(Loss) gain on sales of investment securities	(8)	2,879	—	(438)	—	2,871	(1,414)
Gain on sales of mortgage loans held for sale	472	308	142	81	853	922	394
Government guaranteed loan income, net	2,257	11,006	439	560	930	13,702	4,148
Rental income	502	547	551	371	643	1,600	1,629
Other	2,182	2,350	1,628	909	801	6,160	3,559
Total noninterest income	9,795	21,290	7,247	7,132	8,430	38,332	22,948
Noninterest expense:
Salaries and employee benefits	20,553	20,019	18,870	18,917	17,530	59,442	53,874
Occupancy and equipment	3,980	3,994	4,273	4,198	4,044	12,247	12,187
Professional and regulatory fees	3,159	2,796	2,196	2,615	2,750	8,151	8,982
Data processing and software expense	2,452	2,434	2,089	1,880	2,252	6,975	6,485
Marketing	1,062	561	1,083	971	708	2,706	2,288
Amortization of intangibles	2,840	2,696	2,696	2,696	2,712	8,232	8,191
Telephone and communications	345	308	319	466	361	972	1,381
Merger and acquisition expense	—	—	—	918	1,035	—	38,042
COVID expenses	132	1,245	—	—	—	1,377	—
Other	1,885	6,008	4,019	3,623	3,238	11,912	10,089
Total noninterest expense	36,408	40,061	35,545	36,284	34,630	112,014	141,519
Income before income tax expense	29,118	28,015	3,450	37,219	35,000	60,583	78,641
Income tax (benefit) expense	6,198	3,987	(684)	8,168	7,595	9,501	16,953
Net income	$22,920	$24,028	$4,134	$29,051	$27,405	$51,082	$61,688

Basic EPS	$0.46	$0.48	$0.08	$0.56	$0.52	$1.02	$1.15
Diluted EPS	$0.46	$0.48	$0.08	$0.56	$0.51	$1.02	$1.13
Weighted average basic shares outstanding	49,647	49,597	50,725	51,472	52,915	49,989	53,721
Weighted average diluted shares outstanding	49,775	49,727	51,056	52,263	53,873	50,176	54,633

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	For the Three Months Ended
	September 30, 2020			June 30, 2020			September 30, 2019
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$5,753,859	$64,958	4.49%	$5,797,989	$67,404	4.68%	$5,702,696	$84,022	5.85%
Loans held for investment, mortgage warehouse	358,248	2,705	3.00	304,873	2,279	3.01	182,793	1,789	3.88
PPP loans	407,112	1,022	1.00	303,223	757	1.00	—	—	—
Securities	1,101,469	7,852	2.84	1,117,964	7,825	2.82	1,022,289	7,687	2.98
Interest-bearing deposits in other banks	175,201	65	0.15	366,764	186	0.20	234,087	1,329	2.25
Other investments	103,948	827	3.17	110,672	891	3.24	71,901	816	4.50
Total interest-earning assets	7,899,837	77,429	3.90	8,001,485	79,342	3.99	7,213,766	95,643	5.26
Allowance for loan losses	(116,859)			(110,483)			(22,539)
Noninterest-earning assets	802,948			798,772			818,150
Total assets	$8,585,926			$8,689,774			$8,009,377

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$2,735,170	$2,105	0.31%	$2,684,897	$2,471	0.37%	$2,621,701	$10,381	1.57%
Certificates and other time deposits	1,459,046	5,004	1.36	1,625,971	6,515	1.61	1,953,084	10,283	2.09
Advances from FHLB	1,067,771	2,707	1.01	1,206,930	2,801	0.93	632,754	3,081	1.93
Subordinated debentures and subordinated notes	142,432	1,743	4.87	142,549	1,798	5.07	74,869	1,024	5.43
Total interest-bearing liabilities	5,404,419	11,559	0.85	5,660,347	13,585	0.97	5,282,408	24,769	1.86

Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,937,921			1,826,327			1,467,127
Other liabilities	65,704			47,302			49,695
Total liabilities	7,408,044			7,533,976			6,799,230
Stockholders’ equity	1,177,882			1,155,798			1,210,147
Total liabilities and stockholders’ equity	$8,585,926			$8,689,774			$8,009,377

Net interest rate spread[2]			3.05%			3.02%			3.40%
Net interest income		$65,870			$65,757			$70,874
Net interest margin[3]			3.32%			3.31%			3.90%

1 Includes average outstanding balances of loans held for sale of $15,404, $22,958 and $8,525 for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019, respectively, and average balances of loans held for investment, excluding mortgage warehouse and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	Nine Months Ended
	September 30, 2020			September 30, 2019
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$5,779,469	$208,889	4.83%	$5,731,902	$253,247	5.91%
Loans held for investment, mortgage warehouse	275,890	6,318	3.06	152,617	5,097	4.47
PPP loans	236,778	1,779	1.00	—	—	—
Securities	1,086,185	23,074	2.84	968,616	22,316	3.08
Interest-bearing deposits in other banks	283,108	1,122	0.53	242,119	4,255	2.35
Other investments	102,185	2,568	3.36	56,438	2,129	5.04
Total interest-earning assets	7,763,615	243,750	4.19	7,151,692	287,044	5.37
Allowance for loan losses	(90,633)			(22,173)
Noninterest-earning assets	776,790			799,509
Total assets	$8,449,772			$7,929,028

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$2,680,925	$11,128	0.55%	$2,657,195	$32,152	1.62%
Certificates and other time deposits	1,579,114	19,759	1.67	2,067,032	29,220	1.89
Advances from FHLB	1,070,856	8,387	1.05	427,306	7,323	2.29
Subordinated debentures and subordinated notes	143,387	5,444	5.07	75,298	3,116	5.53
Total interest-bearing liabilities	5,474,282	44,718	1.09	5,226,831	71,811	1.84

Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,763,289			1,459,904
Other liabilities	57,737			42,853
Total liabilities	7,295,308			6,729,588
Stockholders’ equity	1,154,464			1,199,440
Total liabilities and stockholders’ equity	$8,449,772			$7,929,028

Net interest rate spread[2]			3.10%			3.53%
Net interest income		$199,032			$215,233
Net interest margin[3]			3.42%			4.02%
1 Includes average outstanding balances of loans held for sale of $16,448 and $8,127 for the nine months ended September 30, 2020 and September 30, 2019, respectively, and average balances of loans held for investment, excluding mortgage warehouse and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights

Yield Trend

	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Average yield on interest-earning assets:
Loans[1]	4.49%	4.68%	5.32%	5.63%	5.85%
Loans held for investment, mortgage warehouse	3.00	3.01	3.28	3.51	3.88
PPP loans	1.00	1.00	—	—	—
Securities	2.84	2.82	2.86	2.83	2.98
Interest-bearing deposits in other banks	0.15	0.20	1.14	1.63	2.25
Other investments	3.17	3.24	3.72	4.53	4.50
Total interest-earning assets	3.90%	3.99%	4.74%	5.00%	5.26%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	0.31%	0.37%	1.00%	1.24%	1.57%
Certificates and other time deposits	1.36	1.61	2.01	2.10	2.09
Advances from FHLB	1.01	0.93	1.23	1.45	1.93
Subordinated debentures and subordinated notes	4.87	5.07	5.27	5.23	5.43
Total interest-bearing liabilities	0.85%	0.97%	1.47%	1.65%	1.86%

Net interest rate spread[2]	3.05%	3.02%	3.27%	3.35%	3.40%
Net interest margin[3]	3.32%	3.31%	3.67%	3.81%	3.90%
1Includes average outstanding balances of loans held for sale of $15,404, $22,958, $10,995, $10,643 and $8,525 for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019 and September 30, 2019, respectively, and average balances of loans held for investment, excluding mortgage warehouse and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Average cost of interest-bearing deposits	0.67%	0.84%	1.39%	1.59%	1.79%
Average costs of total deposits, including noninterest-bearing	0.46	0.59	1.02	1.18	1.36

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

Total LHI and Deposit Portfolio Composition

	September 30, 2020		June 30, 2020		March 31, 2020		December 31, 2019		September 30, 2019
	(Dollars in thousands)
LHI[1]
Commercial	$1,623,249	28.0%	$1,555,300	27.2%	$1,777,603	30.4%	$1,712,838	29.9%	$1,711,256	30.3%
Real Estate:
Owner occupied commercial	734,939	12.7	769,952	13.4	723,839	12.4	706,782	12.3	716,130	12.7
Commercial	1,817,013	31.4	1,847,480	32.3	1,828,386	31.2	1,784,201	31.1	1,710,510	30.3
Construction and land	623,496	10.8	599,510	10.5	566,470	9.7	629,374	11.0	623,622	11.0
Farmland	14,413	0.2	14,723	0.3	14,930	0.3	16,939	0.3	7,986	0.1
1-4 family residential	548,953	9.5	528,688	9.2	536,892	9.2	549,811	9.6	559,310	9.9
Multi-family residential	412,412	7.1	394,829	6.9	388,374	6.6	320,041	5.6	306,966	5.4
Consumer	14,127	0.2	14,932	0.2	15,771	0.2	17,457	0.2	18,113	0.3
Total LHI	$5,788,602	100%	$5,725,414	100%	$5,852,265	100%	$5,737,443	100%	$5,653,893	100%

Mortgage warehouse	544,845		441,992		373,161		183,628		233,577
PPP loans	405,465		398,949		—		—		—

Total LHI[1]	$6,738,912		$6,566,355		$6,225,426		$5,921,071		$5,887,470

Deposits
Noninterest-bearing	$1,920,715	31.0%	$1,907,697	31.2%	$1,549,260	26.7%	$1,556,500	26.4%	$1,473,126	25.1%
Interest-bearing transaction	450,739	7.2	343,640	5.6	306,641	5.3	388,877	6.6	373,997	6.4
Money market	2,267,191	36.4	2,272,520	37.1	2,143,874	37.0	2,180,017	37.0	2,066,315	35.2
Savings	104,015	1.7	97,989	1.6	86,350	1.5	86,078	1.5	87,981	1.5
Certificates and other time deposits	1,479,896	23.8	1,503,701	24.5	1,713,820	29.5	1,682,878	28.5	1,876,427	31.8
Total deposits	$6,222,556	100%	$6,125,547	100%	$5,799,945	100%	$5,894,350	100%	$5,877,846	100%

Loan to Deposit Ratio	108.3%		107.2%		107.3%		100.5%		100.2%
Loan to Deposit Ratio, excluding mortgage warehouse and PPP loans	93.0%		93.5%		100.9%		97.3%		96.2%

1 Total LHI does not include deferred fees of $691 thousand at September 30, 2020, deferred costs of $1.5 million and $1.5 million at June 30, 2020 and March 31, 2020, respectively, deferred fees of $134 thousand at March 31, 2020 and December 31, 2019, respectively, and $134 thousand at September 30, 2019.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

Asset Quality

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
	(Dollars in thousands)
Nonperforming Assets (“NPAs”):
Nonaccrual loans	$88,877	$43,594	$38,836	$29,779	$10,172	$88,877	$10,172
Accruing loans 90 or more days past due[1]	1,689	2,021	4,764	3,660	2,194	1,689	2,194
Total nonperforming loans held for investment (“NPLs”)	90,566	45,615	43,600	33,439	12,366	90,566	12,366
Other real estate owned	5,796	7,716	7,720	5,995	4,625	5,796	4,625
Total NPAs	$96,362	$53,331	$51,320	$39,434	$16,991	$96,362	$16,991

Charge-offs:
Residential	$—	$—	$—	$—	$—	$—	$(157)
Owner occupied commercial real estate	(2,421)	—	—	—	—	(2,421)	—
Commercial	(68)	(1,740)	—	—	(8,101)	(1,808)	(10,898)
Consumer	(11)	(57)	(68)	(48)	(113)	(136)	(217)
Total charge-offs	(2,500)	(1,797)	(68)	(48)	(8,214)	(4,365)	(11,272)

Recoveries:
Residential	7	—	1	5	—	8	62
Commercial	14	7	29	135	71	50	91
Consumer	13	—	274	6	—	287	86
Total recoveries	34	7	304	146	71	345	239

Net charge-offs	$(2,466)	$(1,790)	$236	$98	$(8,143)	$(4,020)	$(11,033)

CECL transition adjustment	$—	$—	$39,137	$—	$—	$39,137	$—

Allowance for credit losses (“ACL”) at end of period	$121,591	$115,365	$100,983	$29,834	$26,243	$121,591	$26,243

Asset Quality Ratios:
NPAs to total assets	1.11%	0.62%	0.60%	0.50%	0.21%	1.11%	0.21%
NPLs to total LHI, excluding mortgage warehouse and PPP loans	1.56	0.80	0.75	0.58	0.22	1.56	0.22
ACL to total LHI, excluding mortgage warehouse and PPP loans	2.10	2.01	1.73	0.52	0.46	2.10	0.46
Net charge-offs to average loans outstanding	0.04	0.03	—	—	0.14	0.07	0.19
1 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,185,337	$1,163,749	$1,149,269	$1,190,797	$1,205,530
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,463)
Core deposit intangibles	(60,209)	(62,661)	(65,112)	(67,563)	(70,014)
Tangible common equity	$754,288	$730,248	$713,317	$752,394	$765,053
Common shares outstanding	49,650	49,633	49,557	51,064	52,373

Book value per common share	$23.87	$23.45	$23.19	$23.32	$23.02
Tangible book value per common share	$15.19	$14.71	$14.39	$14.73	$14.61

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,185,337	$1,163,749	$1,149,269	$1,190,797	$1,205,530
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,463)
Core deposit intangibles	(60,209)	(62,661)	(65,112)	(67,563)	(70,014)
Tangible common equity	$754,288	$730,248	$713,317	$752,394	$765,053
Tangible Assets
Total assets	$8,702,375	$8,587,858	$8,531,624	$7,954,937	$7,962,883
Adjustments:
Goodwill	(370,840)	(370,840)	(370,840)	(370,840)	(370,463)
Core deposit intangibles	(60,209)	(62,661)	(65,112)	(67,563)	(70,014)
Tangible Assets	$8,271,326	$8,154,357	$8,095,672	$7,516,534	$7,522,406
Tangible Common Equity to Tangible Assets	9.12%	8.96%	8.81%	10.01%	10.17%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$22,920	$24,028	$4,134	$29,051	$27,405	$51,082	$61,688
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,451	2,451	2,451	2,451	7,353	7,379
Less: Tax benefit at the statutory rate	515	515	515	515	515	1,545	1,550
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$24,856	$25,964	$6,070	$30,987	$29,341	$56,890	$67,517

Average Tangible Common Equity
Total average stockholders' equity	$1,177,882	$1,155,798	$1,183,116	$1,197,191	$1,210,147	$1,154,464	$1,199,440
Adjustments:
Average goodwill	(370,840)	(370,840)	(370,840)	(370,463)	(370,224)	(370,840)	(369,097)
Average core deposit intangibles	(61,666)	(64,151)	(66,439)	(68,913)	(71,355)	(64,077)	(73,965)
Average tangible common equity	$745,376	$720,807	$745,837	$757,815	$768,568	$719,547	$756,378
Return on Average Tangible Common Equity (Annualized)	13.27%	14.49%	3.27%	16.22%	15.15%	10.56%	11.93%

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus loss (gain) on sale of securities, net, plus loss (gain) on sale of disposed branch assets, plus FHLB pre-payment fees, plus merger and acquisition expenses, less tax impact of adjustments, plus other merger and acquisition tax items, plus re-measurement of deferred tax assets as a result of the reduction in the corporate income tax rate under the Tax Cuts and Jobs Act. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision for loan losses. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by average total assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by average total assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as non interest expense plus adjustments to operating non interest expense divided by (i) non interest income plus adjustments to operating non interest income plus (ii) net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
	(Dollars in thousands)
Operating Earnings
Net income	$22,920	$24,028	$4,134	$29,051	$27,405	$51,082	$61,688
Plus: Loss (gain) on sale of securities, net	8	(2,879)	—	438	—	(2,871)	1,414
Plus: Loss on sale of disposed branch assets[1]	—	—	—	—	—	—	359
Plus: FHLB pre-payment fees	—	1,561	—	—	—	1,561	—
Plus: Merger and acquisition expenses	—	—	—	918	1,035	—	37,683
Operating pre-tax income	22,928	22,710	4,134	30,407	28,440	49,772	101,144
Less: Tax impact of adjustments	—	(277)	—	(23)	217	(277)	8,285
Plus: Other M&A tax items[2]	—	—	—	829	406	—	683
Plus: Discrete tax adjustments[3]	—	(1,799)	—	(965)	—	(1,799)	—
Operating earnings	$22,928	$21,188	$4,134	$30,294	$28,629	$48,250	$93,542

Weighted average diluted shares outstanding	49,775	49,727	51,056	52,263	53,873	50,176	54,633
Diluted EPS	$0.46	$0.48	$0.08	$0.56	$0.51	$1.02	$1.13
Diluted operating EPS	0.46	0.43	0.08	0.58	0.53	0.96	1.71
1 Loss on sale of disposed branch assets for the nine months ended September 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Other M&A tax items of $829 thousand and $406 thousand recorded during the three months ended December 31, 2019 and September 30, 2019, respectively, relate to permanent tax expense recognized by the Company as a result of deduction limitations on compensation paid to covered employees in excess of the 162(m) limitation directly due to change-in-control payments made to covered employees in connection with the Green acquisition.
3 Discrete tax adjustments of $965 thousand were recorded during the fourth quarter of 2019 primarily due to the Company recording a net tax benefit of $1.6 million as a result of the Company settling an audit with the IRS. The Company released an uncertain tax position reserve that was assumed in the Green acquisition resulting in a $2.2 million tax benefit, offset by tax expense totaling $598 thousand that were recorded due to the Tax Cuts and Jobs Act rate change on deferred tax assets resulting from the IRS audit settlement. The net IRS settlement was offset by various discrete, non-recurring tax expenses totaling $0.6 million. A discrete tax benefit of $1,799 was recorded in the second quarter of 2020 as a result of the Company amending a prior year Green tax return to carry back a net operating loss ("NOL") incurred by Green on January 1, 2019. The Company was allowed to carry back this NOL as result of a provision in the CARES Act which permits NOLs generated in tax years 2018, 2019 or 2020 to be carried back five years.

	For the Three Months Ended					For the Nine Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Sep 30, 2020	Sep 30, 2019
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$22,920	$24,028	$4,134	$29,051	$27,405	$51,082	$61,688
Plus: Provision (benefit) for income taxes	6,198	3,987	(684)	8,168	7,595	9,501	16,953
Pus: Provision for credit losses and unfunded commitments	10,139	18,971	35,657	3,493	9,674	64,767	18,021
Plus: Loss (gain) on sale of securities, net	8	(2,879)	—	438	—	(2,871)	1,414
Plus: Loss on sale of disposed branch assets[1]	—	—	—	—	—	—	359
Plus: FHLB pre-payment fees	—	1,561	—	—	—	1,561	—
Plus: Merger and acquisition expenses	—	—	—	918	1,035	—	37,683
Pre-tax, pre-provision operating earnings	$39,265	$45,668	$39,107	$42,068	$45,709	$124,040	$136,118

Average total assets	$8,585,926	$8,689,774	$8,125,782	$8,043,505	$8,009,377	$8,449,772	$7,929,028
Pre-tax, pre-provision operating return on average assets[2]	1.82%	2.11%	1.94%	2.07%	2.26%	1.96%	2.30%

Average total assets	$8,585,926	$8,689,774	$8,125,782	$8,043,505	$8,009,377	$8,449,772	$7,929,028
Return on average assets[2]	1.06%	1.11%	0.20%	1.43%	1.36%	0.81%	1.04%
Operating return on average assets[2]	1.06	0.98	0.20	1.49	1.42	0.76	1.58

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$22,928	$21,188	$4,134	$30,294	$28,629	$48,250	$93,542
Adjustments:
Plus: Amortization of core deposit intangibles	2,451	2,451	2,451	2,451	2,451	7,353	7,379
Less: Tax benefit at the statutory rate	515	515	515	515	515	1,545	1,550
Operating earnings adjusted for amortization of core deposit intangibles	$24,864	$23,124	$6,070	$32,230	$30,565	$54,058	$99,371

Average Tangible Common Equity
Total average stockholders' equity	$1,177,882	$1,155,798	$1,183,116	$1,197,191	$1,210,147	$1,154,464	$1,199,440
Adjustments:
Less: Average goodwill	(370,840)	(370,840)	(370,840)	(370,463)	(370,224)	(370,840)	(369,097)
Less: Average core deposit intangibles	(61,666)	(64,151)	(66,439)	(68,913)	(71,355)	(64,077)	(73,965)
Average tangible common equity	$745,376	$720,807	$745,837	$757,815	$768,568	$719,547	$756,378
Operating return on average tangible common equity[2]	13.27%	12.90%	3.27%	16.87%	15.78%	10.04%	17.57%

Efficiency ratio	48.12%	46.02%	47.61%	47.12%	43.67%	47.19%	59.42%
Operating efficiency ratio	48.11%	45.74%	47.61%	45.67%	42.36%	47.10%	43.19%
1 Loss on sale of disposed branch assets for the nine months ended September 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
2 Annualized ratio.